SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest

Event Reported):  April 10, 2006

WJ COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-31337

DELAWARE	94-1402710
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

401 River Oaks Parkway, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

(408) 577-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Effective April 10, 2006, WJ Communications, Inc. (the “Company”) entered into an employment agreement with R. Gregory Miller for the position of Vice President and Chief Financial Officer of the Company (the “Employment Agreement”).

Under the Employment Agreement, Mr. Miller is entitled to receive an annual base salary of $230,000 and will be eligible to participate in the Company’s discretionary cash bonus plan based on appropriate business and financial targets and individual objectives. Mr. Miller will receive a stock option grant of 500,000 shares of WJ Communications common stock which will vest over four years and a stock option grant of 180,000 shares of WJ Communications common stock which shall vest conditioned on the satisfaction of certain performance targets and objectives. Mr. Miller will also receive a time vested restricted stock grant of 10,000 shares of WJ Communications common stock which shall vest upon the one year anniversary of his employment on April 10, 2007.

Pursuant to the Employment Agreement, if the Company terminates Mr. Miller’s employment other than for cause or disability or if Mr. Miller terminates his employment with the Company for good reason, and Mr. Miller’s employment is not terminated automatically as a result of his death, the Company will pay him an amount equal to one hundred percent of his annual base salary. Not withstanding the preceding sentence, the Company shall pay Mr. Miller an amount equal to one hundred fifty percent of his annual base salary solely in a circumstance in which there has occurred a change in control (as such term is defined in his option agreement) within six months prior to any termination for good reason or by the Company other than for cause.

Item 5.02                                             Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)                                  Appointment of New Principal Financial Officer.

On April 10, 2006, the Company announced the appointment of R. Gregory Miller as the Company’s Vice President and Chief Financial Officer (“CFO”). Mr. Miller will be responsible for finance and accounting, investor relations and corporate development. He will replace Rainer N. Growitz, the Company’s interim chief financial officer. Mr. Growitz will resume his prior duties as Vice President of Finance and Corporate Secretary of the Company.

Mr. Miller served most recently as vice president and CFO of California Micro Devices Corporation (NasdaqNM:CAMD), a leading supplier of application-specific analog semiconductor products. Prior to that, he served as CFO at Summit Microelectronics, Inc. He has also held senior financial positions at LSI Logic Corporation (NYSE:LSI), National Semiconductor Corporation (NYSE:NSM), and Texas Instruments, Inc. (NYSE:TXN). Mr. Miller received his B.S.E. degree from the University of Michigan. He holds two Master’s degrees, one in Business Administration from Duke University and another in Engineering from the University of Michigan. He is also a certified public accountant.

The material terms of Mr. Miller’s employment agreement are described in Item 1.01 above and are incorporated herein by reference.

Item 7.01.                                        Regulation FD Disclosure

On April 10, 2006, the Company issued a press release announcing the appointment of R. Gregory Miller as Chief Financial Officer. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                    Press Release dated April 10, 2006 regarding Mr. R. Gregory Miller’s appointment as the Company’s Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WJ COMMUNICATIONS, INC.

	By:	/s/ DAVID R. PULVINO
David R. Pulvino
Chief Accounting Officer
(principal accounting officer)
Dated: April 12, 2006

EXHIBIT INDEX

Exhibit Number	Description
99.1	Text of Press Release dated April 10, 2006.